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                                  Exhibit 23.1

                         Consent of Arthur Andersen LLP
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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 3, 1998, except with respect to Note 17 which is dated February 27, 1998 included in Premiere Technologies, Inc.'s Annual Report on Form 10-K and our report dated March 13, 1998 included in Premiere Technologies, Inc.'s Current Report on Form 8-K as amended by the Company's Current Report on
Form 8-K/A filed on April 13, 1998.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 5, 1998